UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On August 4, 2010, Cott Corporation (the “Company”) announced that Cott Beverages Inc., a wholly owned subsidiary of the Company, intends to offer, subject to market and other conditions, U.S. $375 million aggregate principal amount of senior notes due 2018 (the “Notes Offering”). A copy of the press release announcing the Notes Offering is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The securities to be issued in the Notes Offering have not been registered under the Securities Act of 1933, as amended, and will not be offered or sold absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is being “furnished” and therefore is not incorporated by reference into the Company’s registration statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 4, 2010 Announcing Intention to Offer Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)
August 4, 2010

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 4, 2010 Announcing Intention to Offer Notes.